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                                                                   EXHIBIT 10(n)

                         MANAGEMENT CONSULTING SERVICES
                     SPECIAL RETENTION EMPLOYMENT AGREEMENT


     This Special Retention Management Consulting Services Employment Agreement between the Company (as defined below) and Fred G. Steingraber ("Employee"), is entered into as of the date set forth on the signature page hereof.

1.   General.    The Company and Employee entered into a Management Consulting
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     Services Agreement, dated February 28, 1998. That Agreement, which set forth the terms of Employee's employment with the Company is expressly incorporated into this Agreement and all of its terms and conditions are adopted and made a part hereof. The Company and Employee, in recognition of Employee's value to the Company, hereby agree to the following terms of Employee's employment with the Company effective December 1, 1998 (the "Effective Date").

2.   Certain Definitions.
     --------------------

     a. "EDS" shall mean Electronic Data Systems Corporation, a Delaware corporation, and all of its direct and indirect subsidiaries and affiliated entities (including the Company).

     b. "A.T. Kearney, Inc." shall mean the Company, and all of its direct and indirect subsidiaries.

     c. The "Company" shall mean A.T. Kearney, Inc., a Delaware corporation and subsidiary of Electronic Data Systems Corporation.

     d. "Cause" shall have the meaning as defined in Employee's Management Consulting Services Employment Agreement, dated February 28, 1998.

     e. "Retention Period" shall be the period beginning with the Effective Date (December 1, 1998), up to and including January 31, 2001.

     f. "Sale" (including "Sell(s)" and/or "Sold") of A.T. Kearney, Inc. shall mean any transaction by EDS that results in EDS transferring a 50% or greater ownership interest in A.T. Kearney, Inc. to a business entity that is not owned by or otherwise affiliated with EDS. The terms "Sale", "Sell(s)", and/or "Sold" shall not include initial and/or secondary public offerings of the stock of A.T. Kearney, Inc.
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     g.   "Effective Date Of The Sale" shall mean the date on which a 50% or greater ownership interest in A.T. Kearney, Inc. is transferred from EDS to another business entity that is not owned or otherwise affiliated with EDS.

3.   Sale Bonus.  If EDS Sells A.T. Kearney, Inc. during the Retention Period,
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     the Employee shall receive a Sale bonus equal to twice the highest annual performance bonus paid to Employee to date during the retention period, but in no instance less than twice the 1997 annual performance bonus. Such bonus shall be paid within one (1) month of the Effective Date Of The Sale, provided that Employee is an employee of the Company on the Effective Date Of The Sale. Following the Effective Date Of The Sale:

     a. If Employee elects to continue employment with A.T. Kearney, Inc. or the purchaser of A.T. Kearney, Inc. without any break in service, Employee will not be considered to have terminated employment with the Company pursuant to Section 3 of Employee's Restricted Stock Unit Agreement (dated August 31, 1995) or Section 3 of Employee's Nonqualified Stock Option Agreements (dated December 17, 1996 and December 17, 1997), and his rights to acquire shares of EDS stock and options to purchase EDS stock granted under those Agreements shall continue pursuant to the terms and conditions set forth in those Agreements.

     b. If after the Effective Date Of The Sale Employee's employment with A.T. Kearney, Inc. or the purchaser of A.T. Kearney, Inc. is terminated, Employee's rights to acquire shares of EDS stock and/or options to purchase shares of EDS stock shall be governed by the terms and conditions set forth in the Agreements referred to in Paragraph 3(a) herein.

     In the event either a Letter of Intent (LOI) or Memorandum of Understanding
     (MOU) regarding the Sale of A.T. Kearney is executed during the Retention Period but the actual Sale relating to that particular LOI or MOU is concluded after the Retention Period, the Employee will receive the Sales Bonus described above if employed by the Company on the Effective Date of the Sale. If Employee is not employed with the Company on the Effective Date Of The Sale of A.T. Kearney, Inc., Employee will not be eligible to receive the Sale Bonus described above.

4.   Termination Without Cause. If Employee's employment is terminated by the
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     Company without Cause (as defined in Employee's Management Consulting
     Services Employment Agreement, dated February 28, 1998) during the Retention Period, irrespective of whether A.T. Kearney, Inc. is Sold during the Retention Period, Employee will continue to be paid Employee's then-current salary and last annual bonus for a period of 24 months from date of termination. EDS reserves the right, however, to cease payment of Employee's then-current salary and last annual bonus if

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     Employee, within one year of Employee's termination, engages in competition with EDS (either directly or indirectly) as defined in paragraphs 7 (a-c) of Employee's Management Consulting Services Employment Agreement, dated February 28, 1998. If A.T. Kearney, Inc. is not Sold during the Retention Period, and if Employee's employment is terminated by the Company without Cause (as defined in Employee's Management Consulting Services Employment Agreement, dated February 28, 1998) during the Retention Period, Employee will be paid a bonus equal to twice the highest annual performance bonus paid to Employee to date during the retention period, but in no instance less than twice the 1997 annual performance bonus. Such bonus shall be paid to Employee within thirty (30) days of such termination. In such event, the Employee's rights to acquire shares of EDS stock and options to purchase
     EDS stock as provided in Employee's Restricted Stock Unit Agreement (dated August 31, 1995) and Nonqualified Stock Option Agreements (dated December 17, 1996 and December 17, 1997) shall continue pursuant to the terms of those Agreements.

5.   Entire Agreement.  This Agreement, together with the Management Consulting
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     Services Agreement dated February 28, 1998 between Employee and the Company
     (the "Original Agreement"), the Non-Competition Agreement among Employee, Electronic Data Systems Corporation and the Company dated August 31, 1995, the Nonqualified Stock Option Agreements dated December 17, 1996 and December 17, 1997, and the Restricted Stock Unit Agreement, constitute the parties' entire agreement, and together they supersede and prevail over all other prior agreements, understandings or representations by or between the Company, EDS, A.T. Kearney, Inc. or any of their respective successors, on the one hand, and the Employee, on the other hand, whether oral or written, with respect to the subject matter herein.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below:

     DATE:  December 1, 1998
           ------------------------

                                             Employee


                                             Fred G. Steingraber
                                             ------------------------------




A.T. Kearney, Inc.                      Electronic Data Systems Corporation


By: /s/ David w. asper                  By: /s/ Gary J. Fernandes
    -------------------------------         -------------------------------

Name:   David W. Asper                  Name:   Gary J. Fernandes
      -----------------------------           -----------------------------

Title:  Vice President                  Title:  Vice Chairman
       ----------------------------            -----------------------------

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